Exhibit 99.1

Aura Biosciences Strengthens and Expands Leadership Team with Key Appointments

J. Jill Hopkins, M.D., Appointed as Chief Medical Officer and President of Research & Development

Mark Plavsic, Ph.D., Appointed as Chief Technology Officer

BOSTON, MA – October 2, 2023 – Aura Biosciences Inc. (NASDAQ: AURA), a clinical-stage biotechnology company developing a novel class of virus-like drug conjugate (VDC) therapies for multiple oncology indications, today announced the appointments of Jill Hopkins, M.D., as Chief Medical Officer, President of Research & Development, and Mark Plavsic, Ph.D., as Chief Technology Officer. The Company also announced that Cadmus Rich, M.D., will step down as Chief Medical Officer and assume a new role with the Company as Senior Clinical Advisor.

“Jill and Mark’s appointments come at an important time in Aura’s evolution as a late stage clinical development company,” said Elisabet de los Pinos, Ph.D., Chief Executive Officer of Aura. “We have built our leadership team with experienced industry leaders who have proven track records of success with multiple drug approvals. With bel-sar commencing in a global Phase 3 trial the organization is now positioned for its next phase of growth, with the goal of bringing the first vision-preserving targeted therapy for patients with early-stage choroidal melanoma to market.”

Dr. de los Pinos added, “Cadmus has been a valued member of our senior leadership team for the past five years, and on behalf of the Board of Directors and our team, I want to thank him for his many contributions. We are fortunate that he will remain with Aura in an advisory capacity as his expertise will be instrumental to the organization as we advance our pipeline to meaningful clinical milestones. We wish him well as he moves on to his next opportunity.”

Dr. Hopkins brings over 30 years of cross-sector experience in ophthalmology, spanning clinical care, academia, education, industry, advocacy and innovation. Prior to joining Aura, Dr. Hopkins served as Senior Vice President, Global Head of Ophthalmology and Exploratory Development at Novartis, and Chief Executive Officer of Gyroscope Therapeutics, a Novartis company, where she was responsible for the global ophthalmic pipeline and portfolio of medicines, gene therapy, devices and digital solutions to impact eye disease and reduce visual impairment globally. Previously, Dr. Hopkins spent over a decade at Roche-Genentech in roles of increasing responsibility, most recently as Global Head Ophthalmology Personalized Health Care. Before Roche-Genentech, she spent over 20 years in clinical retinal research and academic practice at the University of Toronto, University of Southern California, and Retina-Vitreous Associates Medical Group. Dr. Hopkins received her M.D. from McMaster University, and completed her Ophthalmology residency at the University of Toronto. She has completed fellowships in Retinal Disease from Moorfields Eye Hospital in London UK and in Visual Electrophysiology from the Universities of Toronto and Ottawa. Dr. Hopkins is board certified in Ophthalmology from the American Board of Ophthalmology and the Royal College of Surgeons Canada.

Dr. Plavsic brings 30 years of global biopharmaceutical experience including end-to-end technical operations in the United States, Europe, and Australasia and successful translation and scale-up of complex biologics from preclinical development through commercial launch and distribution. Previously, Dr. Plavsic served as Chief Technology Officer at Fate Therapeutics, a clinical-stage biopharmaceutical company dedicated to bringing a first-in-class pipeline of induced pluripotent stem cell-derived cellular immunotherapies to patients with cancer and autoimmune disorders, and was previously Chief Technical Officer at Lysogene, a late-stage gene therapy company focused on the treatment of orphan diseases of the central nervous system. Dr. Plavsic also spent over 10 years at Sanofi Genzyme in Technical Operations, where he was head of product safety and global manufacturing process improvement, and in Technology Development & Manufacturing, where he was head of gene therapy development. Before joining Sanofi Genzyme, Dr. Plavsic held various technical leadership positions with AstraZeneca, Q-One Biotech, and Life Technologies. Dr. Plavsic received his Ph.D. in Virology and Immunology and his DVM from the University of Belgrade, and is board certified in Microbiology, subspeciality Virology from the American College of Veterinary Microbiologists, and Regulatory Affairs Certification (RAC) credentialed.

About Aura Biosciences

Aura Biosciences, Inc. is a clinical-stage biotechnology company developing virus-like drug conjugates (VDCs), a novel class of therapies, for the treatment of multiple oncology indications. Aura’s lead VDC candidate, belzupacap sarotalocan (bel-sar; AU-011), consists of a virus-like particle conjugated with an anti-cancer agent. Bel-sar is designed to selectively target and destroy cancer cells and activate the immune system with the potential to create long-lasting, anti-tumor immunity. Bel-sar is currently in development for ocular cancers, and Aura has initiated activities for the global Phase 3 trial evaluating first-line treatment of early-stage choroidal melanoma, a vision- and life-threatening form of eye cancer where standard of care with radiotherapy leaves patients with severe comorbidities, including major vision loss. Aura plans to pursue development of bel-sar across its ocular oncology franchise including for the treatment of patients with choroidal metastasis. In addition, leveraging Aura’s technology platform, Aura is developing bel-sar more broadly across multiple cancers, including in patients with non-muscle invasive bladder cancer. Aura is headquartered in Boston, MA.

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Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, and other federal securities laws. Any statements that are not statements of historical fact may be deemed to be forward looking statements. Words such as “may,” “will,” “could”, “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “seeks,” “endeavor,” “potential,” “continue” or the negative of such words or other similar expressions that can be used to identify forward-looking statements. These forward looking statements include express or implied statements regarding Aura’s future expectations, plans and prospects, including, without limitation, statements regarding the therapeutic potential of bel-sar for the treatment of cancers including choroidal melanoma, non-muscle invasive bladder cancer and choroidal metastasis; any express or implied statements regarding the Company’s expectations for the Phase 2 and Phase 3 clinical trials of bel-sar for early-stage choroidal melanoma and the Phase 1 trial of bel-sar for non-muscle invasive bladder cancer; and the potential approvability of bel-sar; the Phase 2 trial of bel-sar for choroidal metastasis.

The forward-looking statements in this press release are neither promises nor guarantees, and investors should not place undue reliance on these forward-looking statements because they involve known and unknown risks, uncertainties, and other factors, many of which are beyond Aura’s control and which could cause actual results to differ materially from those expressed or implied by these forward-looking statements, including, without limitation, uncertainties inherent in clinical trials and in the availability and timing of data from ongoing clinical trials; the expected timing for submissions for regulatory approval or review by governmental authorities; the risk that the results of Aura’s clinical trials may not be predictive of future results in connection with future clinical trials; the risk that interim data from ongoing clinical trials may not be predictive of final data from completed clinical trials; the risk that governmental authorities may disagree with Aura’s clinical trial designs; whether Aura will receive regulatory approvals to conduct trials or to market products; whether Aura’s cash resources will be sufficient to fund its foreseeable and unforeseeable operating expenses and capital expenditure requirements; Aura’s ongoing and planned pre-clinical activities; and Aura’s ability to initiate, enroll, conduct or complete ongoing and planned clinical trials. These risks, uncertainties, and other factors include those risks and uncertainties described under the heading “Risk Factors” in Aura’s most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (SEC) and in subsequent filings made by Aura with the SEC, which are available on the SEC’s website at www.sec.gov. Except as required by law, Aura disclaims any intention or responsibility for updating or revising any forward-looking statements contained in this press release in the event of new information, future developments or otherwise. These forward-looking statements are based on Aura’s current expectations and speak only as of the date hereof and no representations or warranties (express or implied) are made about the accuracy of any such forward-looking statements.

Investor and Media Contact:

Alex Dasalla

Head of Investor Relations and Corporate Communications

adasalla@aurabiosciences.com